Exhibit 99.1

News Release
Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net
Media Contact: Sam Jefson - Public Relations Specialist - 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES TO ACQUIRE PREMIUM RV MANUFACTURER NEWMAR
-- Acquisition Expands Winnebago Industries’ Premium Portfolio of Outdoor Brands and
Strengthens Core RV Platform --

-- Company to Host Conference Call Today at 7:30 a.m. Central to Discuss Transaction --

EDEN PRAIRIE, MN, September 16, 2019 - Winnebago Industries, Inc. (NYSE: WGO), a leading outdoor lifestyle product manufacturer, today announced that it has entered into a definitive agreement to acquire Newmar Corporation (“Newmar”), a leading manufacturer of Class A and Super C motorized recreation vehicles ("RV"s) for total consideration valued at approximately $344 million, based on the closing price of Winnebago Industries stock on September 13, 2019. The consideration consists of $270 million in cash and a fixed amount of 2 million shares of Winnebago Industries stock, and represents a multiple of 5.2x Newmar’s last twelve months ("LTM") June 2019 Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and certain non-recurring expenses ("Adjusted EBITDA"), adjusted for the value of the tax assets and anticipated run-rate net synergies of $5 million.

For over 50 years, Newmar has been a leader in the RV industry with a reputation for quality, innovation, and service that has enabled them to become the industry’s fastest growing brand of Class A motorhomes. The privately-owned company manufactures premium Class A luxury, diesel and gas, and Super C motorhomes and generated revenue of $661 million and an Adjusted EBITDA of $55.2 million as of LTM June 2019.

“Newmar’s dedication to manufacturing premium, high-end motorhomes makes it a natural fit with our portfolio of leading outdoor lifestyle brands and we look forward to welcoming Newmar to the Winnebago Industries family,” said Winnebago Industries President and Chief Executive Officer, Michael Happe. “The acquisition of Newmar aligns with our strategy to strengthen and reenergize our motorized business by enhancing our position and capabilities in the motorhome market and building on the progress we have made driving growth and innovation across our offerings. Newmar has generated significant growth and tremendous market momentum over the past several years, driven by their reputation for quality, innovative offering and strong relationships with dealers and end customers. The addition of the Newmar brand will further differentiate Winnebago Industries, as our portfolio of Winnebago, Grand Design, Chris-Craft, and now Newmar brands provides customers with the highest quality, most innovative offerings across the RV and Marine industries. Newmar’s talented leadership team, high-quality dealer network, and premium motorhome offerings will enhance the scale and profitability of our overall motorhome business, provide a platform for future growth and drive significant value creation for our employees, customers, and shareholders.”

Newmar’s President, Matthew Miller, commented, “Winnebago Industries has a deep heritage in the RV industry, and we are excited about the opportunity to join its portfolio of premium outdoor lifestyle brands. We look forward to working with the Winnebago Industries team to further enhance our growth trajectory, share best practices across our business, and continue delivering an incomparable product experience for our dealers and customers.”

Following the close of the transaction, Newmar will operate as a distinct business unit within Winnebago Industries with its headquarters and manufacturing facilities remaining in Nappanee, IN. Matthew Miller will continue to lead the Newmar business post-closing as its President.

Transaction Highlights
(Pro forma metrics represent unaudited financial information)

•
Strengthens Motorhome Portfolio with Complementary, Premium Brand. The transaction combines the industry’s fastest growing brand in motorhomes with the most well-known brand. Newmar’s growth over the last five years has significantly outperformed the market, and will strengthen Winnebago Industries’ premium position within the North American RV market.

•
Enhances Scale and Profitability of Motorhome Business. The combined company will have approximately $2.6 billion in pro forma revenue[1], and will leverage efficiencies of scale and best practices to drive additional margin expansion across the motorhome segment.

•
Attractive Financial Impact. The transaction is expected to be significantly accretive to Winnebago Industries’ free cash flow, supporting the rapid reduction of debt and facilitating strategic investments in the business. The transaction is expected to be immediately accretive to Fiscal 2020 cash earnings per share, excluding transaction costs, impacts of purchase accounting, and before giving effect to anticipated synergies.

•
Synergies Deliver Incremental Value. The acquisition is expected to create a minimum of $5 million in annual run-rate net cost synergies, phased in over three years, driven by strategic sourcing opportunities and the sharing of manufacturing and operational best practices.

Transaction Financing

•	The transaction also includes tax assets valued at over $30 million.

•
The transaction is expected to be funded through at least $270 million in cash and a fixed amount of 2 million shares of Winnebago Industries stock issued to Newmar shareholders. Should the total value of the transaction fall below $330 million due to stock price variability prior to closing, the shortfall will be made up with incremental cash consideration that is capped at $20 million (the purchase agreement calls for a floor to Winnebago Industries stock price of $20 per share, at which point Winnebago Industries has a right to terminate the transaction).

•	Upon closing, Winnebago Industries expects to have a net debt to Adjusted EBITDA ratio of approximately 2.1x, inclusive of anticipated annual run-rate net synergies.

•	Winnebago Industries expects to reduce its net debt to Adjusted EBITDA ratio within stated target of 0.9x to 1.5x by the end of Fiscal 2020.

•	Immediately following the transaction, Newmar shareholders will own approximately 6% of Winnebago Industries shares outstanding.

The transaction is expected to close in Winnebago Industries’ first quarter of Fiscal 2020, subject to regulatory approvals and other customary closing conditions.

Goldman Sachs & Co. LLC is acting as financial advisor to Winnebago Industries and Faegre Baker Daniels LLP is serving as legal advisor.

Conference Call
Winnebago Industries, Inc. will discuss the transaction at 7:30 a.m. Central Time today. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company's website at http://investor.wgo.net. The event will be archived and available for replay for the next 90 days.

(1) Pro forma revenue based on trailing twelve months ended June 2019.

About Winnebago Industries
Winnebago Industries, Inc. is a leading U.S. manufacturer of outdoor lifestyle products under the Winnebago, Grand Design and Chris-Craft brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Oregon, Minnesota, and Florida. The Company's common stock is listed on the New York Stock Exchange and traded under the symbol WGO. For access to Winnebago Industries' investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

About Newmar Corporation
Established in 1968, Newmar is an innovator and leader in the RV manufacturing industry. Newmar has an industry leading portfolio of premium motorhomes in the Class A Diesel, Class A Gas and Super C categories sold through a nationwide dealer network in the US and Canada. Newmar is well known for its product quality and unique customer service model. Newmar is located in Nappanee, Indiana and has manufacturing and customer service operations there. A nationwide network of 55 dealer service centers provides customer service and support.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to our proposed acquisition of Newmar and related companies (“Newmar”), including the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant antitrust approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the failure to consummate the debt or other securities transactions contemplated by the Newmar acquisition; the occurrence of any event that could give rise to termination of the agreement; risks inherent in the achievement of expected financial results and cost synergies for the acquisition and the timing thereof; risks that the pendency, financing, and efforts to consummate the transaction may be disruptive to Winnebago Industries or Newmar or their respective management teams; the effect of announcing the transaction on Newmar’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to integration of the two companies and other factors. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this press release or to reflect any changes in the Company's expectations after the date of this press release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Non-GAAP Reconciliation
The following information provides reconciliations of non-GAAP financial measures from operations, which are presented in the accompanying news release, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). The Company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile the non-GAAP measure of Adjusted EBITDA referred to in this press release to the most directly comparable GAAP measure.

Newmar
(in millions)	LTM Through June 2019
Net Income	$47.7
Depreciation & Amortization	2.7
Income Taxes	0.7
Interest Expense	0.9
EBITDA	52.0
Certain Non-recurring Expenses	3.2
Adjusted EBITDA	$55.2
Represents unaudited financial information

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